EXHIBIT 4

Additional Information

ORANGE CAPITAL, LLC, ORANGE CAPITAL MASTER I, LTD. AND DANIEL LEWIS (COLLECTIVELY, "ORANGE CAPITAL") AND DAVID B. JOHNSON, JOHN D. LYONS, R. MARK WOODWORTH AND RUSSELL HOFFMAN (TOGETHER WITH ORANGE CAPITAL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF STRATEGIC HOTELS & RESORTS, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, ORANGE CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (855) 305-0857.

PARTICIPANTS

Orange Capital, LLC together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Strategic Hotels & Resorts, Inc. (the "Company") in connection with the 2014 annual meeting of the stockholders (the "Proxy Solicitation").

The participants include (i) Orange Capital, LLC ("Orange IM"); (ii) Orange Capital Master I, Ltd. (the "Orange Fund"), (iii) Daniel Lewis ("Mr. Lewis", and together with Orange IM and the Orange Fund, "Orange Capital"); (iv) each of the following individuals whom Orange Capital proposes to nominate as a director pursuant to the Proxy Solicitation: David B. Johnson, John D. Lyons and R. Mark Woodworth (together with Mr. Lewis, the "Nominees"); and (xii) Russell Hoffman, who has agreed to be nominated as a director pursuant to the Proxy Solicitation in the event that (a) more than nine directors are to be elected at the annual meeting of stockholders or (b) any of the Nominees is unable or unwilling to stand for election at the annual meeting (the "Substitute Nominee" and together with Orange Capital and the Nominees, the "Participants").

Orange IM's principal business is to provide investment management services to private individuals and institutions. The principal business of the Orange Fund is to invest in securities. Mr. Lewis is the Managing Partner of Orange IM. Mr. Hoffman is the Chief Operating Officer of Orange IM. The principal business of Mr. Johnson is to serve as President and Chief Executive Officer of Aimbridge Hospitality, L.P., one of the nation's leading independent hotel investment and management firms. The principal business of Mr. Lyons is to serve as founder and principal of Granite Realty Advisors, Inc., a real estate advisory firm. The principal business of Mr. Woodworth is to serve as President of PKF Hospitality Research, LLC, an affiliate of PKF Consulting USA, LLC that specializes in hotel forecasting, the gathering and analysis of hotel data and customized analysis.

The principal business address of Orange Capital and Mr. Hoffman is 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019. The principal business address of Mr. Johnson is 2500 North Dallas Parkway, Suite 600, Plano, Texas 75093. The principal business address of Mr. Lyons is 36 Pheasant Run Rd, Pleasantville, New York 10570. The principal business address of Mr. Woodworth is 3475 Lenox Road, Northeast Suite 720, Atlanta, Georgia 30326.

As of the close of business on November 19, 2013, the Participants may be deemed to beneficially own an aggregate of 8,295,651 shares of common stock, par value $0.01 per share (the "Common Stock"), constituting approximately 4.0% of the Company's outstanding Common Stock. The aggregate number and percentage of shares of Common Stock reported herein are based upon 205,582,838 shares of Common Stock outstanding as of November 11, 2013, as reported in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 filed with the Securities and Exchange Commission on November 12, 2013. Of the 8,295,651 shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by Orange Capital: (a) 8,295,651 shares of Common Stock may be deemed to be beneficially owned by the Orange Fund; (b) 8,295,651 shares of Common Stock may be deemed to be beneficially owned by Orange IM by virtue of an investment advisory agreement with the Orange Fund; and (c) 8,295,651 shares of Common Stock may be deemed to be beneficially owned by Mr. Lewis by virtue of his role as Managing Member of Orange IM.